Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-255065 and 333-225835

Prospectus Supplement to Prospectuses Dated April 15, 2021 and July 3, 2018

10,000,000 Shares

Northern Oil and Gas, Inc.

Common Stock

We are offering 9,500,000 shares and the selling stockholders identified in this prospectus supplement are offering 500,000 shares of our common stock, par value $0.001 per share (our “common stock”). See “Description of Capital Stock” beginning on page S-18 of this prospectus supplement for a more complete description of the shares offered hereby. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the NYSE American under the symbol “NOG.” On November 15, 2021, the last sale price of our common stock as reported on the NYSE American was $24.15 per share.

An investment in our common stock involves significant risks. These risks are described under “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses.

	Per Share	Total
Public offering price	$20.00	$200,000,000
Underwriting discount(1)	$0.90	$9,000,000
Proceeds, before expenses, to Northern Oil and Gas, Inc.	$19.10	$181,450,000
Proceeds, before expenses, to the selling stockholders	$19.10	$9,550,000

(1)	We refer you to “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional 1,500,000 shares of common stock from us for a period of 30 days at the public offering price, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectuses is or are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common stock to purchasers on or about November 22, 2021.

Joint Bookrunners

Morgan Stanley	BofA Securities

RBC Capital Markets	Truist Securities	Wells Fargo Securities
Capital One Securities	Piper Sandler	Raymond James

Co-Managers

Johnson Rice & Company L.L.C.	Roth Capital Partners	Seaport Global Securities

The date of this prospectus supplement is November 17, 2021.

Prospectus Supplement

Prospectus dated April 15, 2021

Prospectus dated July 3, 2018

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectuses or any free writing prospectus that we may provide to you. We have not, and the underwriters and the selling stockholders have not, authorized anyone to provide you with different information, and you should not rely on any information not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectuses or any free writing prospectus that we may provide you. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than our common stock. We are not, and the underwriters and selling stockholders are not, offering to sell shares of our common stock or seeking offers to buy shares of our common stock in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectuses or any free writing prospectus that we may provide to you is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectuses or any sale of shares of our common stock. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectuses or any free writing prospectus that we may provide to you and the information incorporated by reference in them, you should rely on the information in the document with the most recent date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, references in this prospectus supplement to “we,” “us,” “our” and the “Company” refer to Northern Oil and Gas, Inc. References in this prospectus supplement to the “selling stockholders” refer to the entities identified as selling stockholders under the heading “Selling Stockholders.”

This document is in three parts. The first part is this prospectus supplement, which contains specific information about the terms on which we and the selling stockholders are offering and selling our common stock and important business information about us, and also adds to and updates information contained in each of the accompanying prospectuses dated July 3, 2018, which forms a part of a registration statement on Form S-3 (File No. 333-225835), and dated April 15, 2021, which forms a part of a registration statement on Form S-3 (File No. 333-255065), and the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses. The second and third parts are the accompanying prospectuses, which, among other things, give more general information, some of which may not apply to this offering, and which contain and incorporate by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectuses are part of registration statements on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This prospectus supplement and the accompanying prospectuses do not contain all of the information included in the registration statements, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statements on Form S-3, including their exhibits, of which this prospectus supplement and the accompanying prospectuses form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectuses about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statements, you should refer to that agreement or document for its complete contents.

You should read both this prospectus supplement and the accompanying prospectuses as well as additional information incorporated by reference herein and described under “Where You Can Find More Information” beginning on page S-35 of this prospectus supplement before investing in our common stock.

If the description of this offering varies between this prospectus supplement and the accompanying prospectuses, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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GLOSSARY OF TERMS

Unless otherwise indicated in this prospectus supplement, natural gas volumes are stated at the legal pressure base of the state or geographic area in which the reserves are located at 60 degrees Fahrenheit. Crude oil and natural gas equivalents are determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids.

The following definitions shall apply to the technical terms used in this prospectus supplement.

Terms used to describe quantities of crude oil and natural gas:

“Bbl.” One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or NGLs.

“Boe.” A barrel of oil equivalent and a standard convention used to express crude oil, NGL and natural gas volumes on a comparable crude oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of natural gas to 1.0 Bbl of crude oil or NGL. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

“Boepd.” Boe per day.

“Mcf.” One thousand cubic feet of natural gas.

“NGLs.” Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

Terms used to describe our interests in wells and acreage:

“Basin.” A large natural depression on the earth’s surface in which sediments generally brought by water accumulate.

“Completion.” The process of treating a drilled well followed by the installation of permanent equipment for the production of crude oil, NGLs, and/or natural gas.

“Differential.” The difference between a benchmark price of crude oil and natural gas, such as the NYMEX crude oil spot price, and the wellhead price received.

“Gross acres or Gross wells.” The total acres or wells, as the case may be, in which a working interest is owned.

“Net acres.” The percentage ownership of gross acres. Net acres are deemed to exist when the sum of fractional ownership working interests in gross acres equals one (e.g., a 10% working interest in a lease covering 640 gross acres is equivalent to 64 net acres).

“NYMEX.” The New York Mercantile Exchange.

“Wellbore.” The hole drilled by the bit that is equipped for natural gas production on a completed well. Also called well or borehole.

“Working interest.” The right granted to the lessee of a property to explore for and to produce and own crude oil, NGLs, natural gas or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our Company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectuses include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement and the accompanying prospectuses, including the documents incorporated by reference herein or therein, regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flow, borrowing base under our revolving credit facility (the “Revolving Credit Facility”), our intention or ability to pay or increase dividends on our capital stock, and impairment are forward-looking statements. When used in this prospectus supplement, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on our current properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, infrastructure constraints and related factors affecting our properties, ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline, our ability to acquire additional development opportunities, changes in our reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, our ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, health-related epidemics, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results achieved may differ materially from expected results described in these statements. You should consider carefully the statements in the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

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Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectuses and the information incorporated herein and therein are expressly qualified in their entirety by this cautionary statement.

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SUMMARY

This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectuses include specific terms of the offering and information about our business and financial data. You should carefully read this entire prospectus supplement and the accompanying prospectuses, including the matters set forth under the caption “Risk Factors,” beginning on page S-8 of this prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectuses before making an investment decision.

OUR COMPANY

We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties in the United States, primarily in the Williston Basin, the Appalachian Basin and the Permian Basin. We believe the location, size and concentration of our acreage positions in some of North America’s leading unconventional oil resource plays provide us with drilling and development opportunities that will result in significant long term value.

Our primary focus is investing in non-operated minority working and mineral interests in oil and gas, with a core area of focus in three premier basins within the United States. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into additional project areas by partnering with numerous experienced operating partners or pursuing value enhancing acquisitions. In addition, because we can generally elect to participate on a well by well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual arrangements with respect to minimum drilling obligations. Further, we are able to avoid exploratory and infrastructure costs incurred by many oil and gas producers.

We seek to create value through strategic acquisitions and partnering with low-cost operators who have significant experience in developing and producing hydrocarbons in our core areas. We have more than 55 experienced operating partners that provide technical insights and opportunities for acquisitions. Across these operators, no single operator represents more than 17% of our total reserves (as measured by net producing wells).

Prior to 2020, we focused our operations exclusively on oil-weighted properties in the Williston Basin. We expanded beyond the Williston Basin in 2020 by making our first small acquisitions in the Permian Basin. In April 2021, we expanded further by acquiring significant producing natural gas properties in the Appalachian Basin, and between June and August 2021, we significantly grew our position in the Permian Basin through the completion of additional acquisitions. Please see “Summary—Recent Developments” for further detail on certain acquisitions.

As of September 30, 2021, we leased approximately 182,813 net acres in the Williston Basin, approximately 61,586 net acres in the Appalachian Basin and approximately 3,167 net acres in the Permian Basin, and owned interests in approximately 6,871 gross (496.6 net) producing wells in the Williston Basin, approximately 357 gross (97.6 net) producing wells in the Appalachian Basin and approximately 55 gross (7.6 net) producing wells in the Permian Basin.

RECENT DEVELOPMENTS

Veritas Acquisition

On November 16, 2021, we entered into a definitive agreement (the “Veritas Purchase Agreement”) with Veritas TM Resources, LLC, Veritas Permian Resources, LLC, Veritas Lone Star Resources, LLC, and Veritas

MOC Resources, LLC (collectively, “Veritas”), pursuant to which we agreed to acquire (the “Veritas Acquisition”) substantially all of the non-operated assets of Veritas located in the Delaware and Midland Basins (the “Veritas Assets”).

Pursuant to the terms of the Veritas Purchase Agreement, the consideration to be paid by us in the Veritas Acquisition consists of $406.5 million in cash (the “Cash Consideration”) and warrants exercisable for 1,939,998 shares of our common stock (the “Veritas Warrants”). The Veritas Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions and is subject to certain customary closing adjustments and termination provisions.

The Veritas Assets include 287 gross producing wells (31.7 net producing wells). As of September 30, 2021, and after giving pro forma effect to the Veritas Acquisition and the Comstock Acquisition (as defined below), we would have owned interests in approximately 7,639 gross (699.4 net) producing wells. During the 31 days ending October 31, 2021, the Veritas Assets had an average daily production of greater than 9,100 net Boe (approximately 60% oil). We expect to fund the Veritas Acquisition with the net proceeds of this offering, cash on hand, operating free cash flow and borrowings under our Revolving Credit Facility. The effective date for the transaction is October 1, 2021 and we expect to close the Veritas Acquisition in early 2022.

We cannot assure you that we will complete the Veritas Acquisition on the terms contemplated or at all. Please read the “Risk Factors—Risks Related to the Veritas Acquisition” section in this prospectus supplement for more information on the Veritas Acquisition and the risks related thereto. This offering is not conditioned on the consummation of the Veritas Acquisition, and the Veritas Acquisition is not conditioned on the consummation of this offering. If the Veritas Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding indebtedness.

Comstock Acquisition

On November 16, 2021 we closed an acquisition (the “Comstock Acquisition”) of certain oil and gas properties, interests and related assets across over 400 wellbores located primarily in the Williston Basin (including, Williams, McKenzie, Mountrail and Dunn Counties, North Dakota) (the “Comstock Assets”) for an aggregate cash purchase price of $154.0 million, subject to typical post-closing adjustments.

The Comstock Assets include 427 gross producing wells (65.9 net producing wells). During the 31 days ending October 31, 2021, the Comstock Assets had an average daily production of greater than 4,500 net Boe (approximately 65% oil). We expect to have minimal capital expenditures on the Comstock Assets.

Permian Acquisition

On August 2, 2021, we closed on an acquisition of certain non-operated oil and gas properties and interests located in the Permian Basin (the “Permian Assets”) for an aggregate cash purchase price of $105.7 million, subject to typical post-closing adjustments.

The Permian Assets include approximately 2,285 net Permian acres located within the core of the Delaware Basin in Eddy and Lea Counties, New Mexico. As of the closing date, there were 45 gross (6.5 net) producing wells and 20 gross (3.0 net) wells in process, and we estimate an additional 152 gross (16.5 net) undrilled locations.

Notes Offering

On November 15, 2021, we closed a private offering of $200.0 million in aggregate principal amount of additional 8.125% senior notes due 2028 (the “Additional Notes”) at an offering price of 106.75% of par, plus accrued interest from September 1, 2021, representing a yield to worst of 6.31%. The Additional Notes were issued under the same indenture as the $550.0 million in aggregate principal amount of 8.125% senior notes due 2028 issued by us on February 18, 2021 (the “Existing Notes” and, together with the Additional Notes, the “2028 Notes”) and form a part of the same series of notes as the Existing Notes. We used the net proceeds from the sale of the Additional Notes to repay a portion of the outstanding borrowings under our Revolving Credit Facility.

Dividends

On August 3, 2021, our board of directors (our “Board”) declared a cash dividend on our common stock in the amount of $0.045 per share. The dividend was paid on October 29, 2021 to stockholders of record as of the close of business on September 30, 2021.

On November 11, 2021, our Board declared a third cash dividend on our common stock in the amount of $0.08 per share. The dividend is payable on January 31, 2022 to stockholders of record as of the close of business on December 31, 2021.

Our management intends to recommend to our Board a 50% increase in our quarterly cash dividend on our common stock to $0.12 per share for the first quarter of 2022, for stockholders of record as of close of business on March 30, 2022. Any such increase would be conditioned upon, among other things, the approval of such increase by our Board and the absence of any material adverse developments or potentially attractive opportunities that would make such an increase inadvisable.

Borrowing Base Redetermination

The borrowing base under our Revolving Credit Facility was redetermined on November 3, 2021. Effective as of that date, the commitments under our facility were increased from $660.0 million to $750.0 million and the borrowing base was increased from $725.0 million to $850.0 million.

ONGOING ACQUISITION AND INVESTMENT ACTIVITIES

We regularly evaluate additional acquisition opportunities and frequently engage in discussions with potential sellers. We are currently focused on pursuing acquisition opportunities that will further diversify our holdings outside of the Williston Basin and in particular opportunities that would add to our existing investments in the Permian and/or Appalachian Basins. The timeline required to negotiate and close on any one or more acquisition opportunities is at times unpredictable and can vary greatly.

Our acquisitions may require material investments and could result in significant modifications to our previously announced capital plans, both in the aggregate amount of capital expenditures to be made and a reallocation of a capital. Our acquisitions are typically made for a cash purchase price which historically we have funded with a combination of some or all of revolving credit facility borrowings, cash generated from operations and debt and/or equity issuances.

We typically do not announce a transaction until after we have executed a definitive agreement. In certain cases, in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition or investment efforts will be successful.

OUR PRINCIPAL EXECUTIVE OFFICES

Northern Oil and Gas, Inc. is a Delaware corporation. Our corporate offices are currently located at 601 Carlson Pkwy, Suite 990, Minnetonka, MN, but will be moved to 4350 Baker Road, Suite 400, Minnetonka, MN effective November 22, 2021. Our phone number is (952) 476-9800. Our website address is www.northernoil.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

THE OFFERING

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Northern Oil and Gas, Inc.

Shares of Common Stock Offered By Us	9,500,000 shares, or 11,000,000 shares if the underwriters exercise in full their option to purchase additional shares of common stock.

Option to Purchase Additional Shares	We have granted the underwriters an option to purchase up to an additional 1,500,000 shares of our common stock within 30 days of the date of this prospectus supplement.

Shares of Common Stock Offered By the Selling Stockholders	500,000 shares.

Common Stock Outstanding After the Offering	75,678,148 shares, or 77,178,148 shares if the underwriters exercise in full their option to purchase additional shares of common stock.

Use of Proceeds

We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $179.9 million of net proceeds from this offering, or $208.6 million if the underwriters exercise in full their option to purchase additional shares.

The selling stockholders’ participation in the offering is driven solely by tax planning purposes and 100% of proceeds received by selling stockholders from the offering will be used for charitable purposes.

We expect to fund a portion of the Cash Consideration for the Veritas Acquisition with the net proceeds to us from this offering. Pending the use of proceeds as described above, we may temporarily apply a portion of the net proceeds from this offering to repay outstanding borrowings under our Revolving Credit Facility.

Affiliates of certain of the underwriters are lenders under our Revolving Credit Facility and, therefore, may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

The consummation of this offering is not conditioned upon the completion of the Veritas Acquisition, and the consummation of this offering is not a condition to the completion of the Veritas Acquisition. There can be no assurance that we will complete the Veritas Acquisition on the terms described herein or at all. If the Veritas Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding indebtedness. See “Use of Proceeds.”

We will not receive any of the proceeds from the sale of common stock to be offered by the selling stockholders.

Conflicts of Interest

Each of Wells Fargo Bank, National Association, Bank of America, N.A., Royal Bank of Canada, SunTrust Bank, and Capital One National Association are lenders on our Revolving Credit Facility and, as such, will receive in excess of 5% of the offering proceeds in this offering. Because Wells Fargo Bank, National Association, Royal Bank of Canada, SunTrust Bank, and Capital One National Association are affiliates with Wells Fargo Securities, LLC, BofA Securities, Inc., RBC Capital Market, LLC, Truist Securities, Inc. and Capital One Securities, respectively (each an underwriter on this offering), Wells Fargo Securities, LLC, BofA Securities, Inc., RBC Capital Market, LLC, Truist Securities, Inc. and Capital One Securities are each deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Dividend Policy

On May 6, 2021, our Board declared our first cash dividend on our common stock in the amount of $0.03 per share. The dividend was paid on July 30, 2021 to stockholders of record as of the close of business on June 30, 2021. On August 3, 2021, our Board declared a second cash dividend on our common stock in the amount of $0.045 per share. The dividend was paid on October 29, 2021 to stockholders of record as of the close of business on September 30, 2021. On November 11, 2021, our Board declared a third cash dividend on our common stock in the amount of $0.08 per share. The dividend is payable on January 31, 2022 to stockholders of record as of the close of business on December 31, 2021. Our management intends to recommend to our Board a 50% increase in our quarterly cash dividend on our common stock to $0.12 per share for the first quarter of 2022, for stockholders of record as of close of business on March 30, 2022. Any such increase would be conditioned upon, among other things, the approval of such increase by our Board and the absence of any material adverse developments or potentially attractive opportunities that would make such an increase inadvisable. We cannot assure you, however, that we will pay dividends in the future in these amounts or at all. Our Board may change the timing and amount of any future dividend payments or eliminate the payment of future dividends to our common stockholders at its discretion, without notice to our stockholders. Any future determination relating to our dividend policy will be made at the sole discretion of our Board and will depend on a number of factors, including general and economic conditions, industry standards, our financial condition and operating results, our available cash and current and anticipated cash needs, restrictions under the documentation governing certain of our indebtedness, restrictions under Delaware law, and such other factors as our Board may deem relevant. So long as any shares of our 6.500% Series A Perpetual Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) remain outstanding, no dividend or distribution may be declared or paid on our common stock unless all accumulated and unpaid dividends on the Series A Preferred Stock for all preceding dividend periods have been or contemporaneously are declared and paid in full. See “Dividend Policy.”

NYSE American Symbol	NOG

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.

Transfer Agent	Equiniti Trust Company

Unless otherwise indicated, in this prospectus supplement, the number of shares of common stock to be outstanding after this offering is based on 66,178,148 shares issued and outstanding as of September 30, 2021. This number:

•	assumes no exercise by the underwriters of their option to purchase additional shares of common stock;

•	excludes 718,336 shares of common stock reserved for issuance in connection with future awards available for grant under the Northern Oil and Gas, Inc. 2018 Equity Incentive Plan (the “2018 Plan”);

•	excludes 9,680,328 shares of common stock reserved for issuance upon conversion of the issued and outstanding shares of Series A Preferred Stock; and

•	excludes 3,250,000 shares of common stock reserved for issuance upon exercise of our outstanding warrants to purchase common stock (“Warrants”).

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectuses, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other SEC filings filed after such Annual Report. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

The market price of our common stock has historically varied greatly. The market price of our common stock is likely to continue to be volatile because of numerous factors, including:

•	the duration, spread and severity of the COVID-19 pandemic, including the effect of the COVID-19 pandemic on global oil demand and oil price volatility;

•	further disagreements or price wars amongst OPEC+ members, including the effect thereof on global oil supply, oil storage capacity and oil prices;

•	a domestic or global economic slowdown that could affect our financial results and operations and the economic strength of our customers;

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	changes in laws or regulations applicable to our business;

•	additions or departures of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock

•	transactions in our common stock, by directors, officers, affiliates and other major investors; and

•	the other risk factors described herein or incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 or any subsequent Quarterly Report on Form 10-Q.

Furthermore, from time to time, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation, and we have been a defendant to a securities class action claim in the past. Any future securities litigation against us could result in substantial costs and divert our management’s attention and resources, and harm our business, financial condition, and results of operations.

Our ability to pay dividends to our stockholders is restricted by applicable laws and regulations and requirements under certain of our securities and debt agreements, including the Series A Preferred Stock, our Revolving Credit Facility and the 2028 Notes.

Holders of our common stock are only entitled to receive such cash dividends as our Board, in its sole discretion, may declare out of funds legally available for such payments. On May 6, 2021, our Board declared our first cash dividend on our common stock in the amount of $0.03 per share. The dividend was paid on July 30, 2021 to stockholders of record as of the close of business on June 30, 2021. On August 3, 2021, our Board declared a cash dividend on our common stock in the amount of $0.045 per share. The dividend was paid on October 29, 2021 to stockholders of record as of the close of business on September 30, 2021. On November 11, 2021, our Board declared a third cash dividend on our common stock in the amount of $0.08 per share. The dividend is payable on January 31, 2022 to stockholders of record as of the close of business on December 31, 2021. Our management intends to recommend to our Board a 50% increase in our quarterly cash dividend on our common stock to $0.12 per share for the first quarter of 2022, for stockholders of record as of close of business on March 30, 2022. Any such increase would be conditioned upon, among other things, the approval of such increase by our Board and the absence of any material adverse developments or potentially attractive opportunities that would make such an increase inadvisable. We cannot assure you, however, that we will pay dividends in the future in these amounts or at all. Our Board may change the timing and amount of any future dividend payments or eliminate the payment of future dividends to our common stockholders at its discretion, without notice to our stockholders. Any future determination relating to our dividend policy will be dependent on a variety of factors, including our financial condition, earnings, legal requirements, our general liquidity needs, and other factors that our board deems relevant. Our ability to declare and pay dividends to our stockholders is subject to certain laws, regulations, and policies, including minimum capital requirements and, as a Delaware corporation, we are subject to certain restrictions on dividends under the Delaware General Corporation Law (the “DGCL”). Under the DGCL, our Board may not authorize payment of a dividend unless it is either paid out of our surplus, as calculated in accordance with the DGCL, or if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, so long as any shares of our Series A Preferred Stock remain outstanding, no dividend or distribution may be declared or paid on our common stock unless all accumulated and unpaid dividends on the Series A Preferred Stock for all preceding dividend periods have been or contemporaneously are declared and paid in full. Finally, our ability to pay dividends to our stockholders may be limited by covenants in any debt agreements that we are currently a party to, including our Revolving Credit Facility and the indenture governing our 2028 Notes, or may enter into in the future. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate at any time, the payment of dividends on our common stock. If as a result, we are unable to pay dividends, investors may be forced to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Any change in the level of our dividends or the suspension of the payment thereof could have a material adverse effect on the market price of our common stock. See “Dividend Policy.”

The availability of shares for sale or other issuance in the future could reduce the market price of our common stock.

Our Board has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, or issue additional shares of preferred stock, which may be convertible into shares of common stock. In the future, we may issue securities to raise cash for acquisitions, as consideration in acquisitions, to pay down debt, to fund capital expenditures or general corporate expenses, in connection with the exercise of stock options or to satisfy our obligations under our incentive plans. We may also acquire interests in other companies by using a combination of cash, our preferred stock and our common stock or just our common stock. We may also issue securities, including our preferred stock, that are convertible into, exchangeable for, or that represent the right to receive, our common stock. The occurrence of any of these events or any issuance of common stock upon conversion of our currently outstanding Series A Preferred Stock or upon exercise of our outstanding Warrants or the Veritas Warrants may dilute your ownership interest in our Company, reduce our earnings per share and have an adverse impact on the price of our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our governing documents authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our common stockholders or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

There may be future sales or issuances of our common stock, including issuances in connection with our incentive plans, acquisitions or otherwise, which will dilute the ownership interests of stockholders and may adversely affect the market price of our common stock.

Our current Certificate of Incorporation (as defined below) authorizes us to issue 135,000,000 shares of common stock, of which 66,178,148 shares were issued and outstanding as of September 30, 2021. Any shares of common stock that we may issue in the future, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities, may dilute the ownership interests of our stockholders. In addition, future issuances of common stock under the 2018 Plan or other equity incentive plans that we may adopt in the future, or in connection with an acquisition or otherwise, would also dilute the percentage ownership held by the investors who purchase shares of common stock in this offering. The market price of our common stock could decline as a result of sales or issuances of a large number of shares of our common stock or similar securities in the market after this offering or the perception that such sales or issuances could occur.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We may be limited in the portion of net operating loss (“NOL”), carryforwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. Federal NOLs generated after December 31, 2017 have an indefinite carryover period, but may be utilized to offset no more than 80% of taxable income generated annually for taxable years beginning after December 31, 2020. Realization of any NOL carryforwards available to us depends on future income, and there is a risk that our existing carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could adversely affect our operating results.

In addition, under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. We underwent an ownership change during 2018 and, as a result, the use of our NOL carryforwards generated before the ownership change occurred in 2018 are subject to limitations under Section 382. We may experience additional ownership changes in the future, including in connection with this offering or as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards and other tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

Risks Related to the Veritas Acquisition

We may be unable to successfully integrate some or all of our recently acquired assets, including the Comstock Assets and the Permian Assets, or the Veritas Assets into our business or achieve the anticipated benefits of our recent acquisitions, including the Comstock Acquisition and the Permian Acquisition, or the Veritas Acquisition.

Our ability to achieve the anticipated benefits of our recent acquisitions and the Veritas Acquisition will depend in part upon whether we can integrate the acquired assets into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. The successful acquisition of producing properties requires an assessment of several factors, including:

•	recoverable reserves;

•	future oil and natural gas prices and their appropriate differentials;

•	availability and cost of transportation of production to markets;

•	availability and cost of drilling equipment and of skilled personnel;

•	development and operating costs including access to water and potential environmental and other liabilities; and

•	regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we performed reviews of the subject properties that we believe to be generally consistent with industry practices. The reviews were based on our analysis of historical production data, assumptions regarding capital expenditures and anticipated production declines. Data used in such review was furnished by sellers or obtained from publicly available sources. Our reviews may not reveal all existing or potential problems or permit us to fully assess the deficiencies and potential recoverable reserves for all of the acquired properties, and the reserves and production related to assets may differ materially after such data is reviewed further by us. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, sellers may be unwilling or unable to provide effective contractual protection against all or a portion of the underlying deficiencies. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis, and, we are often entitled to indemnification for only certain environmental liabilities. The integration process may be subject to delays or changed circumstances, and we can give no assurance that our recently acquired assets or the Veritas Assets will perform in accordance with our expectations or that our expectations with respect to integration or cost savings as a result of such acquisitions will materialize.

We will incur significant transaction costs in connection with the Veritas Acquisition.

We have incurred and are expected to continue to incur a number of non-recurring costs associated with the Veritas Acquisition, combining the operations of integrating the Veritas Assets with ours and achieving desired synergies. These costs have been, and will continue to be, substantial. A substantial majority of non-recurring expenses consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance and benefit costs. We have also incurred costs related to formulating and implementing integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of synergies and efficiencies related to the integration of the Veritas Assets, should allow us to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.

Securities class action and derivative lawsuits may be brought against us in connection with the Veritas Acquisition, which could result in substantial costs.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.

We may not consummate the Veritas Acquisition, and this offering is not conditioned on the consummation of the Veritas Acquisition.

If the Veritas Acquisition is consummated, we expect to use the proceeds of this offering to finance a portion the Cash Consideration for the Veritas Acquisition, and, to the extent necessary, cash on hand and/or borrowings under our Revolving Credit Facility. Pending the use of proceeds as described above, we may temporarily apply a portion of the net proceeds from this offering to repay outstanding borrowings under our Revolving Credit Facility. The consummation of this offering is not conditioned upon the completion of the Veritas Acquisition, and the consummation of this offering is not a condition to the completion of the Veritas Acquisition. There can be no assurance that we will complete the Veritas Acquisition on the terms described herein or at all. We have performed only a limited investigation of the properties included in the Veritas Acquisition. The completion of the Veritas Acquisition is subject to specified closing conditions and to the right of one or both of the parties to terminate the transaction, including in the event that adjustments to the purchase price related to title defects, environmental defects, and assets excluded from the transaction attributable to preferential purchase rights and required consents are required in excess of agreed upon thresholds. If one or more of the closing conditions are not satisfied, the Veritas Acquisition may not be completed. Some of these conditions are beyond our control, and we may elect not to take actions necessary to satisfy these conditions or to ensure that the transaction is not otherwise terminated.

Because this offering is not conditioned upon the consummation of the Veritas Acquisition, upon the closing of this offering, you will become a holder of our common stock regardless of whether the Veritas Acquisition is consummated, delayed or terminated. If the Veritas Acquisition is delayed, terminated or consummated on terms different than those described herein, the market price of our common stock may decline to the extent that the price of our common stock reflects a market assumption that the Veritas Acquisition will be consummated on the terms described herein or at all. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners.

In addition, pending the potential use of the proceeds of this offering to fund the Cash Consideration for the Veritas Acquisition, we may use the net proceeds received by us from this offering for the repayment of outstanding borrowings under our Revolving Credit Facility.

Certain of the Veritas Assets are subject to preferential rights to purchase or hard consent requirements. If such preferential rights are exercised, and/or such consents are not obtained, we will not be able to acquire the associated assets as part of the Veritas Acquisition.

Certain assets comprising a portion of the Veritas Assets are subject to preferential rights to purchase and/or hard consent requirements in favor of various third parties. Pursuant to the Veritas Purchase Agreement, if any of these third parties exercises its preferential right to purchase such properties, or does not grant the necessary consent, the applicable assets will be excluded from the transaction at closing and the purchase price will be reduced by the allocated value of such properties. The combined allocated value of all Veritas Assets that are subject to preferential purchase rights or hard consent requirements represents up to approximately 22% of the total allocated value in the transaction. Although the total consideration to be paid in the Veritas Acquisition will be adjusted if we are unable to acquire some or all of these assets, there can be no guarantee that such reduction in consideration will be commensurate with the lost actual or anticipated benefits of acquiring such assets.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $179.9 million (or $208.6 million if the underwriters exercise in full their option to purchase additional shares of common stock).

The selling stockholders’ participation in the offering is driven solely by tax planning purposes and 100% of proceeds received by selling stockholders from the offering will be used for charitable purposes.

We expect to use the proceeds of this offering to finance a portion the Cash Consideration for the Veritas Acquisition, and, to the extent necessary, cash on hand and/or borrowings under our Revolving Credit Facility. Pending the use of proceeds as described above, we may temporarily apply a portion of the net proceeds from this offering to repay outstanding borrowings under our Revolving Credit Facility. The consummation of this offering is not conditioned upon the completion of the Veritas Acquisition, and the consummation of this offering is not a condition to the completion of the Veritas Acquisition. There can be no assurance that we will complete the Veritas Acquisition on the terms described herein or at all. Please read the “Summary—Recent Developments—Veritas Acquisition” section in this prospectus supplement for more information regarding the Veritas Acquisition. If the Veritas Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding indebtedness.

Affiliates of certain of the underwriters are lenders under our Revolving Credit Facility and therefore, may receive a portion of the net proceeds of this offering through any repayment of borrowings under our Revolving Credit Facility. Please read “Underwriting (Conflicts of Interest).”

We will not receive any of the proceeds from the sale of common stock to be offered by the selling stockholders. We will, however, bear the costs, other than the underwriting discount and commissions, associated with the sale of common stock by the selling stockholders. The selling stockholders participation in this offering is driven solely by tax planning purposes, and the selling stockholders expect to use 100% of their proceeds from this offering for charitable contributions.

DIVIDEND POLICY

On May 6, 2021, our Board declared our first cash dividend on our common stock in the amount of $0.03 per share. The dividend was paid on July 30, 2021 to stockholders of record as of the close of business on June 30, 2021. On August 3, 2021, our Board declared a cash dividend on the our common stock in the amount of $0.045 per share. The dividend was paid on October 29, 2021 to stockholders of record as of the close of business on September 30, 2021. On November 11, 2021, our Board declared a third cash dividend on our common stock in the amount of $0.08 per share. The dividend is payable on January 31, 2022 to stockholders of record as of the close of business on December 31, 2021. Our management intends to recommend to our Board a 50% increase in our quarterly cash dividend on our common stock to $0.12 per share for the first quarter of 2022, for stockholders of record as of close of business on March 30, 2022. Any such increase would be conditioned upon, among other things, the approval of such increase by our Board and the absence of any material adverse developments or potentially attractive opportunities that would make such an increase inadvisable. We cannot assure you, however, that we will pay dividends in the future in these amounts or at all. Our Board may change the timing and amount of any future dividend payments or eliminate the payment of future dividends to our common stockholders at its discretion, without notice to our stockholders. Any future determination relating to our dividend policy will be made at the sole discretion of our Board and will depend on a number of factors, including general and economic conditions, industry standards, our financial condition and operating results, our available cash and current and anticipated cash needs, restrictions under the documentation governing certain of our indebtedness, including our Revolving Credit Facility and our 2028 Notes, capital requirements, regulations, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders, and such other factors as our Board may deem relevant.

So long as any shares of our Series A Preferred Stock remain outstanding, no dividend or distribution may be declared or paid on our common stock unless all accumulated and unpaid dividends on the Series A Preferred Stock for all preceding dividend periods have been or contemporaneously are declared and paid in full.

The ability of our Board to declare a dividend is also subject to limits imposed by the DGCL. Under the DGCL, our Board may declare dividends only to the extent of our “surplus,” which is defined as total assets at fair market value minus total liabilities, minus statutory capital, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—Our ability to pay dividends to our stockholders is restricted by applicable laws and regulations and requirements under certain of our securities and debt agreements, including the Series A Preferred Stock, our Revolving Credit Facility and the 2028 Notes.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2021:

•	on an actual basis;

•	on an as adjusted basis, after giving effect to (i) the issuance and sale of the Additional Notes and the application of the net proceeds therefrom and (ii) the Comstock Acquisition; and

•

on an as further adjusted basis, after giving effect to (i) this offering (assuming no exercise of the underwriters’ option to purchase additional shares of common stock) and the application of the net proceeds therefrom, after deducting underwriting discounts and commissions and estimated offering expenses, to fund a portion of the Cash Consideration for the Veritas Acquisition (assuming no adjustments to the purchase price), and (ii) a draw down on our Revolving Credit Facility and the use of such borrowings to fund the remainder of the purchase price for the Veritas Acquisition after the application of the net proceeds from this offering (assuming no adjustments to the purchase price).

This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the condensed financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectuses, as well as the “Summary—Recent Developments” and “Use of Proceeds” sections in this prospectus supplement.

	As of September 30, 2021
	Actual	As Adjusted	As Further Adjusted
	($ in thousands)
Cash and Cash Equivalents(1)	$2,006	$2,006	$2,006
Long-Term Debt:
Revolving Credit Facility(1)	$319,000	$257,150	$483,750
8.125% Senior Notes due 2028	550,000	750,000	750,000
Unamortized debt discounts and premiums	1,021	14,521	14,521
Unamortized debt issuance costs	(11,606)	(16,956)	(16,956)
Total Long-Term Debt	$858,415	$1,004,715	$1,231,315
Stockholders Equity
Common Stock, Par Value $0.001(2)	468	468	478
Preferred Stock, Par Value $0.001(3)	2	2	2
Additional Paid In Capital	1,790,542	1,790,542	1,971,982
Retained Deficit	(1,948,723)	(1,948,723)	(1,950,273)
Total Stockholders’ Equity (Deficit)	(157,710)	(157,710)	22,190
Total Capitalization	$700,705	$847,005	$1,253,505

(1)

As of November 15, 2021, we had cash and cash equivalents of approximately $160.3 million (in preparation for closing the Comstock Acquisition) and total borrowings of approximately $298.0 million outstanding under our Revolving Credit Facility. We expect to use the proceeds of this offering to finance a portion of the Cash Consideration for the Veritas Acquisition, and, to the extent necessary, cash on hand and/or borrowings under our Revolving Credit Facility. Pending the use of proceeds as described above, we may temporarily apply a portion of the net proceeds from this offering to repay outstanding borrowings under our Revolving Credit Facility.

(2)	The number of shares of common stock is based on 135,000,000 shares authorized and 66,178,148 shares issued and outstanding as of September 30, 2021. The share information in the table:

•	assumes no exercise by the underwriters of their option to purchase additional shares of common stock;

•	excludes 718,336 shares of common stock reserved for issuance in connection with future awards available for grant under the 2018 Plan;

•	excludes 9,680,328 shares of common stock reserved for issuance upon conversion of the issued and outstanding shares of Series A Preferred Stock; and

•	excludes 3,250,000 shares of common stock reserved for issuance upon exercise of the Warrants.

(3)	As of September 30, 2021, we had 5,000,000 shares of preferred stock authorized and 2,218,732 shares of Series A Preferred Stock issued and outstanding.

DESCRIPTION OF CAPITAL STOCK

Description of our Capital Stock

The summary of general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Restated Certificate of Incorporation (our “Certificate of Incorporation”), as amended by the Certificate of Amendment to our Certificate of Incorporation, dated September 18, 2020 (the “Certificate of Amendment”), Certificate of Designation for our preferred stock, as originally filed with the Delaware Secretary of State on November 22, 2019, as amended (the “Certificate of Designation”), and Bylaws (the “Bylaws,” and together with our Certificate of Incorporation, our “Charter Documents”). For additional information, please read our Charter Documents and the applicable provisions of the DGCL.

Authorized Capital Stock

As of November 15, 2021, our authorized capital stock consists of 140,000,000, including (i) 135,000,000 shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which, we have designated 2,218,732 shares as “Series A Preferred Stock.”

Common Stock

Shares Outstanding

As of November 15, 2021, 66,195,089 shares of common stock were issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Voting Rights

The holders of shares of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or a certificate of designation for an outstanding series of our preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of shares of common stock is entitled to one vote per share.

Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our stockholders are decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and stockholders are not entitled to cumulate their votes for the election of directors.

Dividend Rights

Subject to any prior rights of any preferred stock then outstanding, the holders of shares of common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by our Board.

Liquidation Rights

Upon any liquidation, dissolution or winding up of us, voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of preferred stock shall be entitled and payment or provision for payment of our debts, our remaining assets to be distributed to the holders of common stock shall be distributed equally, on a per share basis, among the holders of the shares of common stock.

No Preemptive, Redemption or Convertible Rights

The holders of common stock shall have no preemptive rights to subscribe to any or all additional issues of common stock or any of our securities convertible into common stock. The common stock is not redeemable nor convertible.

Listing

The common stock is currently listed on the NYSE American under the symbol “NOG.”

Preferred Stock

Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of common stockholders might believe to be in their best interests or in which common stockholders might receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

Shares Outstanding

As of November 15, 2021, 2,218,732 shares of Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock is not registered under Section 12 of the Exchange Act. The holders of Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or our other securities.

Dividend Rights

Holders of Series A Preferred Stock, are entitled to receive, if declared by our Board out of funds legally available for payment, cumulative dividends at a rate per annum of 6.5% on the sum of (i) the liquidation preference of $100 per share of Series A Preferred Stock plus (ii) all accumulated and unpaid dividends on such share, whether or not declared. Dividends on Series A Preferred Stock are payable semi-annually in arrears on May 15 and November 15 of each year, which commenced on May 15, 2020. Shares of Series A Preferred Stock have priority over common stock with regard to the payment of dividends.

Liquidation Rights

Series A Preferred Stock has a liquidation preference in the amount of $100 per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends on the shares (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution.

Conversation Rights

Holders of Series A Preferred Stock may convert any or all of their shares of Series A Preferred Stock at any time based on a conversion rate of 4.363 shares of common stock per share of Series A Preferred Stock (which is equivalent to a conversion price of approximately $22.92 per share of common stock), subject to adjustment. We may, at any time, give notice of our election to cause all or any portion of the outstanding shares of Series A Preferred Stock to be automatically converted into shares of common stock if the closing sale price of common stock equals or exceeds 145% of the conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which we issue a press release announcing the mandatory conversion of Series A Preferred Stock, in which case each holder will receive on the mandatory conversion date, for each share of Series A Preferred Stock being converted, a number of shares of common stock equal to (i) the conversion rate, plus (ii) the amount of any accumulated and unpaid dividends on such converted share through the conversion date (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, divided by the conversion price (together with a cash payment in lieu of any fractional share).

Voting Rights

Series A Preferred Stock does not have any voting rights other than with respect to certain fundamental changes in the terms of Series A Preferred Stock and as otherwise required by applicable law. However, if dividends on Series A Preferred Stock or dividends on any other series of preferred stock or preference securities that ranks equally with Series A Preferred Stock as to payment of dividends and with similar voting rights are in arrears and unpaid for three or more semi-annual dividend periods, then the holders of Series A Preferred Stock, voting as a single class with any other series of preferred stock or preference securities having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the liquidation preference of Series A Preferred Stock and each such other series of preferred stock or preference securities), will be entitled at our next regular or special meeting of stockholders to elect two additional directors to our Board. Upon the election of any additional directors, the number of directors that comprise our Board shall be increased by such number of additional directors.

Anti-Takeover Provisions

Advance Notice Requirements for Director Nominations and Stockholder Proposals

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Issuance of Preferred Stock

Our board of directors can at any time, under our restated certificate of incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Anti-Takeover Provisions of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested stockholder, unless (a) before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Warrants

As of November 15, 2021, we have outstanding Warrants exercisable for, in the aggregate, 3,250,000 shares of our common stock, at an exercise price of $14.00 per share. The number of shares of our common stock issuable in respect of the Warrants is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants. The Warrants may be exercised, in whole or in part, at any time on any business day and from time to time until 5:00 p.m., Central Time, on April 1, 2028 (the “Expiration Date”). Unexercised Warrants will expire as of 5:00 p.m., Central Time, on the Expiration Date.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

SELLING STOCKHOLDERS

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of November 15, 2021, as adjusted to reflect the sale of common stock by us and certain of the selling stockholders in this offering, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock, for all such selling stockholders.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 66,178,148 shares of our common stock outstanding as of September 30, 2021, which includes 500,000 shares of common stock to be sold by the selling stockholders, and 75,678,148 shares of our common stock outstanding after giving effect to this offering.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering(1)
	Number	%		Number	%
Selling Stockholders:
Cresta Investments, LLC(2)(3)	1,909,402	2.9%	500,000	1,409,402	1.9%

(1)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock.
(2)

On May 15, 2018, the Company entered into an amended and restated letter agreement with Robert B. Rowling (“Mr. Rowling”), Cresta Investments, LLC (“Cresta Investments”), Cresta Greenwood, LLC (“Cresta Investments”), TRT Holdings, Inc., Michael Frantz, Michael Popejoy, Ernie Easley and Bahram Akradi. Under the terms of the agreement, the Company agreed to appoint Mr. Easley to the Board promptly following execution of the agreement and, subject to certain conditions, to nominate Mr. Popejoy, Mr. Frantz and Mr. Easley for election to the Board at the Company’s annual meetings of stockholders. Cresta Investments directly owns, and has sole voting power and sole dispositive power with respect to, 1,774,980 shares of our common stock. 134,422 shares of our common stock are owned directly by Cresta Greenwood. Mr. Rowling beneficially owns the shares of our common stock held directly by Cresta Investments and Cresta Greenwood due to his direct and indirect ownership of 100% of the ownership interests in such entities. Mr. Rowling beneficially owns a total of 10,414,262 shares of our common stock. Mr. Rowling, TRT Holdings, Inc. and Cresta Investments are also party, along with certain other securityholders, to a Registration Rights Agreement dated May 15, 2018 with the Company.

(3)

Cresta Investments is the manager member of Cresta Greenwood and has exclusive authority with respect to the voting and disposition of the shares of our common stock held directly by Cresta Greenwood. Cresta Investments also owns 99.99% of the outstanding equity interests of Cresta Greenwood. Accordingly, Cresta Investments may be deemed to beneficially own the 134,422 shares of our common stock held directly by Cresta Greenwood. Shares of common stock reflected herein as beneficially owned by Cresta Investments include all such shares held directly by Cresta Greenwood. While no more than 500,000 shares of our common stock beneficially owned by Cresta Investments will be part of this offering, the proportion of such shares to be sold by Cresta Greenwood may vary and include all or a portion of the 134,422 shares held by Cresta Greenwood prior to this offering.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain material U.S. federal income tax considerations related to the ownership and disposition of our common stock by U.S. holders and non-U.S. holders, each as defined below, acquired pursuant to this offering. This discussion assumes that a holder will hold our common stock issued pursuant to this offering as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, brokers, dealers or traders in securities, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements), pension plans, U.S. holders having a “functional currency” other than the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax, taxpayers required to accelerate the recognition of any item of gross income as a result of such income being reported on an applicable financial statement, taxpayers subject to the base erosion and anti-abuse tax, or U.S. expatriates and former long-term residents of the United States, (iv) the special tax rules that may apply to investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction, or (v) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.

This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our common stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY U.S. HOLDERS AND NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND ANY APPLICABLE TAX TREATY.

U.S. Holders

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Common Stock

If we pay distributions in cash or other property to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock with the tax consequences described under “—U.S. Holders—Sale or Other Taxable Disposition” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Sale or Other Taxable Disposition

Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders are eligible to be taxed at reduced rates relative to tax rates for short-term gains and other types of income. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s initial basis less any prior distributions treated as a return of capital. A U.S. holder’s initial basis in its common stock received pursuant to this offering will generally equal the U.S. Holder’s acquisition cost.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions on Common Stock

If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “—Sale or Other Taxable Disposition” below.

Subject to the withholding requirements under FATCA (as defined below), which is discussed below, dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.

A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)).

Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the summary below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax, unless:

(i)

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder),

(ii)

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

(iii)

we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) above generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder that is described in clause (ii) above generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S. source capital gain derived from the disposition, which may be offset by U.S. source capital losses during the taxable year of the disposition.

With respect to clause (iii) above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Based on the nature of our business and the assets that we own, we expect that we currently are a USRPHC. Assuming we are a USRPHC, subject to the next sentence, a non-U.S. holder generally will be taxed on gain recognized on the sale, exchange or other taxable disposition of our common stock in the same manner as if such non-U.S. holder were a United States person and a 15% withholding tax may apply to the gross proceeds from the sale, exchange or other taxable disposition of our common stock (including a redemption treated as a sale or exchange for U.S. federal income tax purposes or a distribution treated as a return of capital, as described under “—Distributions on Common Stock” above). A non-U.S. holder generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC upon the disposition of our common stock as long as our common stock is regularly traded and such non-U.S. holder holds 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Our common stock is currently listed on the NYSE American and, although no assurance can be given, we expect that, for as long as our common stock continues to be so listed, the common stock will be treated as “regularly traded on an established securities market.”

Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends paid to such holder on our common stock, the tax, if any, withheld with respect to those dividends, and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or any successor form of the foregoing) or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Sections 1471 through 1474 of the Code and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends such as dividends, if any, paid on our common stock made to (i) “foreign financial institutions” (including, in some cases, when such foreign financial institution is acting as an intermediary) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain non-financial foreign entities (including, in some cases, when such non-financial foreign entity is acting as an intermediary) unless they certify certain information regarding their direct and indirect U.S. owners. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as our common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING (CONFLICTS OF INTEREST)

Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us, the selling stockholders and the representatives, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the respective number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	4,499,900
BofA Securities, Inc.	2,450,000
RBC Capital Markets, LLC	568,800
Truist Securities, Inc.	568,800
Wells Fargo Securities, LLC	568,800
Capital One Securities, Inc.	419,500
Piper Sandler & Co.	419,500
Raymond James & Associates, Inc.	419,500
Johnson Rice & Company L.L.C.	28,400
Roth Capital Partners, LLC	28,400
Seaport Global Securities LLC	28,400
Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. We have also granted Morgan Stanley & Co. LLC the right to participate in any public or private offering of securities by us, subject to certain limitations.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.54 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us and the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$20.00	$200,000,000	$230,000,000
Underwriting discount	$0.90	$9,000,000	$10,350,000
Proceeds, before expenses, to us	$19.10	$181,450,000	$210,100,000
Proceeds, before expenses, to the selling stockholders	$19.10	$9,550,000	$9,550,000

The expenses of the offering, not including the underwriting discount, are estimated at $1.6 million and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,500,000 additional shares from us at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and affiliates have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common stock or any securities convertible into or exercisable or exchangeable for common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NYSE American Listing

The shares are listed on the NYSE American under the symbol “NOG.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE American, in the over-the-counter market or otherwise.

In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, affiliates of certain of the underwriters are lenders under our Revolving Credit Facility and, therefore, may receive a portion of the net proceeds of this offering through any repayment of borrowings under our Revolving Credit Facility.

Conflicts of Interest

Each of Wells Fargo Bank, National Association, Bank of America, N.A., Royal Bank of Canada, SunTrust Bank, and Capital One National Association are lenders on our Revolving Credit Facility and, as such, will receive in excess of 5% of the offering proceeds in this offering. Because Wells Fargo Bank, National Association, Royal Bank of Canada, SunTrust Bank, and Capital One National Association are affiliates with Wells Fargo Securities, LLC, BofA Securities, Inc., RBC Capital Market, LLC, Truist Securities, Inc. and Capital One Securities, respectively (each an underwriter on this offering), Wells Fargo Securities, LLC, BofA Securities, Inc., RBC Capital Market, LLC, Truist Securities, Inc. and Capital One Securities are each deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds.”

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice To Prospective Investors In The European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor does either authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member

States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice To Prospective Investors In The United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice To Prospective Investors In Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice To Prospective Investors In The Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice To Prospective Investors In Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice To Prospective Investors In Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice To Prospective Investors In Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice To Prospective Investors In Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice To Prospective Investors In Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the issuance of the common stock and certain other legal matters in connection with the issuance of the common stock will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain matters will be passed upon for the selling stockholders by Foley & Lardner LLP, Dallas, Texas. Certain matters will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The financial statements of Northern Oil and Gas, Inc. as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in the Northern Oil and Gas, Inc. Form 10-K for the year ending December 31, 2020, incorporated by reference in this prospectus supplement, and the effectiveness of Northern Oil and Gas, Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing therein.

The Statement of Revenues and Direct Operating Expenses of certain Oil and Gas Assets in Marcellus Shale Play held by Reliance Marcellus LLC (financial statement) incorporated in this prospectus supplement by reference from Northern Oil and Gas, Inc.’s Current Report on Form 8-K/A filed on June 11, 2021, has been audited by Deloitte Haskins & Sells LLP, an independent accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statement have been so incorporated in reliance upon their report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus supplement have been derived from the reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.northernoil.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectuses, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the prospectus until all of the shares of common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed with the SEC on April 13, 2021;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June  30, 2021 and September 30, 2021, filed with the SEC on May 5, 2021, August 5, 2021 and November 5, 2021, respectively;

•

our Current Reports on Form 8-K filed with the SEC on each of February 3, 2021, February  4, 2021, February  9, 2021, February  9, 2021, February  11, 2021, February  23, 2021, April  6, 2021, June  1, 2021, June  2, 2021, June  21, 2021, October  8, 2021, November  3, 2021, November  8, 2021, November  9, 2021, November  10, 2021, November  15, 2021 and November  16, 2021 (two filings), and on Form  8-K/A filed with the SEC on June 11, 2021; and

•

our Form 8-A and Form 8-A/A filed with the SEC on March  19, 2008 and June 22, 2018, respectively. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Chad Allen Chief Financial Officer

Northern Oil and Gas, Inc.

601 Carlson Pkwy, Suite 990

Minnetonka, Minnesota 55305

(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectuses. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectuses is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

$700,000,000

Northern Oil and Gas, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed in NYSE American under the symbol “NOG.”

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 4 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2021.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units in one or more offerings up to an aggregate initial offering price of $700,000,000. We may sell these securities either separately or in units.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”

When we refer to “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.northernoil.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•

our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders filed with the SEC on April 28, 2020 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K  for the year ended December 31, 2019);

•	our Current Reports on Form 8-K filed with the SEC on each of February 3, 2021, February 4, 2021, February 9, 2021 (two filings), February 11, 2021, February 23, 2021 and April 6, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 19, 2008, as amended by Amendment No. 1 on Form 8-A/A filed with the SEC on June 22, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Erik J. Romslo

Chief Legal Officer and Secretary

Northern Oil and Gas, Inc.

601 Carlson Parkway, Suite 990

Minnetonka, Minnesota 55305

(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company. All statements other than statements of historical facts included or incorporated by reference in this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on our properties; our ability to acquire additional development opportunities; potential or pending acquisition transactions; the projected capital efficiency savings and other operating efficiencies and synergies resulting from our acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on our company’s cash position and levels of indebtedness; changes in our reserves estimates or the value thereof; disruptions to our company’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which our company conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; our ability to raise or access capital; changes in accounting principles, policies or guidelines; financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products and prices; and the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results described in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements in this prospectus under the heading “Risk Factors” and the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus and (ii) contained in or incorporated by reference into the applicable prospectus supplement and any applicable free writing prospectus. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

OUR COMPANY

We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. We believe the location, size and concentration of our acreage position in one of North America’s leading unconventional oil-resource plays provide us with drilling and development opportunities that will result in significant long-term value.

Our primary focus is investing in non-operated minority working and mineral interests in oil and gas properties in the United States. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into additional project areas by partnering with numerous experienced operating partners or pursuing value-enhancing acquisitions. In addition, because we can generally elect to participate on a well-by-well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual arrangements with respect to minimum drilling obligations. Further, we are able to avoid exploratory and infrastructure costs incurred by many oil and gas producers.

We seek to create value through strategic acquisitions and partnering with operators who have significant experience in developing and producing hydrocarbons in our core areas. We have more than 40 experienced operating partners that provide technical insights and opportunities for acquisitions. Across these operators, no single operator represented more than 15% of our net producing wells as of December 31, 2020. We had historically focused entirely in the Williston Basin of the United States, in North Dakota and Montana, where substantially all of our assets were located as of December 31, 2020. We expanded our strategy in 2020, making our first small acquisitions in the Permian Basin, and in April 2021 we consummated the acquisition of producing natural gas properties in the Appalachian Basin.

We were initially incorporated in Minnesota in 2010 as the successor to a business formed in 2007, and we converted from a Minnesota corporation to a Delaware corporation in May 2018. Our executive offices are located at 601 Carlson Parkway, Suite 990, Minnetonka, MN 55305, and our telephone number is 952-476-9800.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock. Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. The following description of our capital stock does not purport to be complete and is subject to and qualified by reference to our Restated Certificate of Incorporation, as amended by the Certificate of Amendment, dated September 18, 2020 (as so amended, our “restated certificate of incorporation”), Certificate of Designation for our preferred stock, as originally filed with the Delaware Secretary of State on November 22, 2019, as amended through the date of this prospectus (the “Certificate of Designation”), and Bylaws (the “Bylaws,” and together with our restated certificate of incorporation and Certificate of Designation, our “Charter Documents”). For additional information, please read our Charter Documents, which we have filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 140,000,000, including (i) 135,000,000 shares of common stock, par value $0.001 per share (“common stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”), of which, we have designated 2,218,732 shares as “Series A Preferred Stock.”

Common Stock

Shares Outstanding

As of April 5, 2021, 60,361,547 shares of common stock were issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Voting Rights

The holders of shares of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or a certificate of designation for an outstanding series of our preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of shares of common stock is entitled to one vote per share.

Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our stockholders are decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and stockholders are not entitled to cumulate their votes for the election of directors.

Dividend Rights

Subject to any prior rights of any preferred stock then outstanding, the holders of shares of common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by our board of directors. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation Rights

Upon any liquidation, dissolution or winding up of us, voluntary or involuntary, after the payment in full of all amounts to which the holders of shares of preferred stock shall be entitled and payment or provision for payment of our debts, our remaining assets to be distributed to the holders of common stock shall be distributed equally, on a per share basis, among the holders of the shares of common stock.

No Preemptive, Redemption or Convertible Rights

The holders of common stock shall have no preemptive rights to subscribe to any or all additional issues of common stock or any of our securities convertible into common stock. The common stock is not redeemable nor convertible.

Listing

The common stock is currently listed on the NYSE American under the symbol “NOG.”

Preferred Stock

Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of common stockholders might believe to be in their best interests or in which common stockholders might receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

Shares Outstanding

As of April 5, 2021, 2,218,732 shares of Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock is not registered under Section 12 of the Exchange Act. The holders of Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or our other securities.

Voting Rights

Series A Preferred Stock does not have any voting rights other than with respect to certain fundamental changes in the terms of Series A Preferred Stock and as otherwise required by applicable law. However, if dividends on Series A Preferred Stock or dividends on any other series of preferred stock or preference securities that ranks equally with Series A Preferred Stock as to payment of dividends and with similar voting rights are in arrears and unpaid for three or more semi-annual dividend periods, then the holders of Series A Preferred Stock, voting as a single class with any other series of preferred stock or preference securities having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the liquidation preference of Series A Preferred Stock and each such other series of preferred stock or preference securities), will be entitled at our next regular or special meeting of stockholders to elect two additional directors to our board of directors. Upon the election of any additional directors, the number of directors that comprise our board of directors shall be increased by such number of additional directors.

Dividend Rights

Holders of Series A Preferred Stock, are entitled to receive, if declared by our board of directors out of funds legally available for payment, cumulative dividends at a rate per annum of 6.5% on the sum of (i) the liquidation preference of $100 per share of Series A Preferred Stock plus (ii) all accumulated and unpaid dividends on such share, whether or not declared. Dividends on Series A Preferred Stock are payable semi-annually in arrears on May 15 and November 15 of each year, which commenced on May 15, 2020. Shares of Series A Preferred Stock have priority over common stock with regard to the payment of dividends.

Liquidation Rights

Series A Preferred Stock has a liquidation preference in the amount of $100 per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends on the shares (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution.

Conversion Rights

Holders of Series A Preferred Stock may convert any or all of their shares of Series A Preferred Stock at any time based on a conversion rate of 4.363 shares of common stock per share of Series A Preferred Stock (which is equivalent to a conversion price of approximately $22.92 per share of common stock), subject to adjustment. We may, at any time, give notice of our election to cause all or any portion of the outstanding shares of Series A Preferred Stock to be automatically converted into shares of common stock if the closing sale price of common stock equals or exceeds 145% of the conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which we issue a press release announcing the mandatory conversion of Series A Preferred Stock, in which case each holder will receive on the mandatory conversion date, for each share of Series A Preferred Stock being converted, a number of shares of common stock equal to (i) the conversion rate, plus (ii) the amount of any accumulated and unpaid dividends on such converted share through the conversion date (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, divided by the conversion price (together with a cash payment in lieu of any fractional share).

Anti-Takeover Provisions

Advance Notice Requirements for Director Nominations and Stockholder Proposals

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Issuance of Preferred Stock

Our board of directors can at any time, under our restated certificate of incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Anti-Takeover Provisions of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested stockholder, unless (a) before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Reliance Warrants

On April 1, 2021 (the “Closing Date” or the “Issue Date”), we consummated the acquisition (the “Reliance Acquisition”) of producing natural gas properties in the Appalachian Basin from Reliance Marcellus, LLC (“Reliance”) and issued 3,250,000 warrants (the “Reliance Warrants”) to Reliance as partial consideration therefor. The Reliance Warrants are exercisable for, in the aggregate, 3,250,000 shares of our common stock, at an exercise price of $14.00 per share. The number of shares of our common stock issuable in respect of the Reliance Warrants is subject to adjustment as a result of certain anti-dilution provisions contained in the Reliance Warrants. The Reliance Warrants may be exercised, in whole or in part, at any time on any business day and from time to time during the period beginning on the date that is 90 days following the Issue Date until 5:00 p.m., Central Time, on April 1, 2028 (the “Expiration Date”), the seventh anniversary of the Issue Date. Unexercised Reliance Warrants will expire as of 5:00 p.m., Central Time, on the Expiration Date.

Reliance Registration Rights Agreement

In connection with the closing of the Reliance Acquisition, on the Closing Date, we entered into a registration rights agreement with Reliance (the “Reliance Registration Rights Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, we agreed to register for resale the Reliance Warrants and the shares of our common stock underlying the Reliance Warrants (such shares, together with the Reliance Warrants, the “Reliance Securities”). Pursuant to the Reliance Registration Rights Agreement, as soon as reasonably practicable after the Closing Date (and in any event within five business days thereafter), we are required to prepare and file a registration statement with the SEC to permit the public resale of the Reliance Securities, to use our reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable after the filing thereof and to maintain the effectiveness of such registration statement until the Reliance Securities cease to be “Registrable Securities,” as such term is defined in the Reliance Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may issue preferred stock either separately or represented by depositary shares. We may also, at our option, issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby. Those rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.

We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.

We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries, if any. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from any subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities; and

•	the first interest payment date;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•

any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of capital stock and, if so, the terms and conditions of any such conversion;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “ —Defeasance” will not apply to the debt securities;

•	any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “ —Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•

whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the trustee, security registrar and paying agent for the debt securities;

•	any material tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Exchange and Transfer

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “ —Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

We will not be required to:

•	register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than

15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the security register; or

•	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date.

Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Redemption and Repayment of Debt Securities

Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.

A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•

a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each and integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

•	a modification of any of the foregoing requirements contained in the applicable indenture.

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•

we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•

we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•

any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•

the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “ —Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.

If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

•	any liability for federal, state, local or other taxes owed or owing by us;

•	our indebtedness to any of our subsidiaries;

•	our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

•

any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•

together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “ —Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•

we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible into shares of any of our capital stock at the option of the holders or exchangeable for shares of any of our capital stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. A prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of common stock, preferred stock, debt securities, or depositary shares. Warrants may be issued alone or together with common stock, preferred stock, debt securities, or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the form of warrant agreement for common stock (including the form of warrant), the form of warrant agreement for preferred stock (including the form of warrant), the form of warrant agreement for debt securities (including the form of warrant) with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a Current Report on Form 8-K. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•

the designation, number or aggregate principal amount, currency of denomination and payment, and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	if applicable, the designation and terms of any related securities with which the warrants are issued with the warrants and the number of warrants issued with each security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the principal amount of securities purchasable upon exercise of one warrant, and the price at and the currency in which the principal amount of such securities may be purchased upon such exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if applicable, the United States federal income tax considerations;

•	whether the warrants will be issued in registered or bearer form; and

•	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

•	exchange warrant certificates for new warrant certificates of different denominations;

•	if the warrant certificates are in registered form, present them for registration of transfer; and

•	exercise warrant certificates.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of common stock, preferred stock, debt securities, or depositary shares, or combination thereof, being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until holders exercise their warrants to purchase our common stock, preferred stock, debt securities, or depositary shares, or combination thereof, holders will not have any rights as a holder of our common stock, preferred stock, debt securities, or depositary shares, as the case may be, by virtue of their ownership of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must review the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the other securities described in this prospectus in any combination. In addition, we will describe in the applicable prospectus supplement and any incorporated documents the terms of any series of units we issue, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	if applicable, any material United States federal income tax consequences;

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities;

•	any provisions of the governing unit agreement that differ from those described below;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	any other information we think is important about the units.

The provisions described in this section, as well as those described under the other sections describing the securities offered by this prospectus, will apply to each unit and to any of such other securities included in each unit.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•	through a combination of any such methods of sale or by any other legally available means.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions; and

•	any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE American. We expect any shares of common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from the reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its reports.

Prospectus

Northern Oil and Gas, Inc.

24,461,886 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 24,461,886 shares of common stock, par value $0.001 per share (the “common stock”) previously issued by Northern Oil and Gas, Inc. (the “Company”) to the selling stockholders identified in this prospectus. The selling stockholders acquired these shares (i) substantially concurrently with the closing of our exchange transaction (the “Exchange Transaction”) on May 15, 2018, pursuant to subscription agreements (the “Subscription Agreements”) or (ii) with respect to TRT Holdings, Inc. and certain of its affiliates, in open market transactions prior to the closing of the Exchange Transaction. See “Selling Stockholders.”

We are not offering any shares of common stock for sale under this prospectus and will not receive any proceeds from the sales of these shares of common stock by the selling stockholders under this prospectus.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent required, we will provide the specific terms of transactions in these shares of common stock in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See “Plan of Distribution.”

Our common stock is listed on the NYSE American under the symbol “NOG.” On June 21, 2018, the closing price of our common stock on the NYSE American was $2.65 per share.

Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2018.

-i-

EXPLANATORY NOTE

On January 31, 2018, the Company entered into an exchange agreement (as amended, the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of the Company’s then outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), pursuant to which the Supporting Noteholders agreed to exchange all of the Outstanding Notes held by each such Supporting Noteholder for approximately $155 million of the Company’s common stock and approximately $344 million in aggregate principal amount of the Company’s 8.50% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”).

On May 15, 2018 (the “Closing Date”), pursuant to the Exchange Agreement, the Company completed the Exchange Transaction and issued 103,249,915 shares of common stock and $344.3 million aggregate principal amount of Second Lien Notes in exchange for the Outstanding Notes.

In connection with the Exchange Transaction, the Company and certain investors entered into Subscription Agreements whereby such investors agreed to purchase up to $52.0 million of common stock. Pursuant to the Subscription Agreements, on the Closing Date, the Company issued 34,666,668 shares of common stock to such investors at a price per share of $1.50.

In connection with the Exchange Transaction and on the Closing Date, the Company entered into an amended and restated letter agreement (the “TRT Governance Agreement”) with Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC and TRT Holdings, Inc. (collectively, “TRT”). Under the terms of the TRT Governance Agreement, on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with TRT, pursuant to which the Company agreed to register all of the common stock held by TRT on the Closing Date, excluding shares of common stock that TRT received pursuant to the Exchange Transaction.

We are registering the offer and sale of the shares of common stock offered for sale by the selling stockholders named in this prospectus to satisfy certain of the registration rights we have granted pursuant to the Registration Rights Agreement.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell, from time to time, up to 24,461,886 shares of our common stock.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. For a more complete understanding of the offering of the securities, you should refer to the registration statement of which this prospectus forms a part, including its exhibits. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We and the selling stockholders have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We and the selling stockholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless we otherwise state or the context otherwise indicates, all references in this prospectus to “we,” “us,” “our,” and the “Company” refer to Northern Oil and Gas, Inc.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at our website at www.northernoil.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

•

our Annual Report on Form 10-K (File No. 001-33999) for the year ended December 31, 2017, filed on February 23, 2018, as amended by Amendment No. 1 to our Annual Report on Form 10-K, filed on April 27, 2018;

•	our Quarterly Report on Form 10-Q (File No. 001-33999) for the quarterly period ended March 31, 2018, filed on May 7, 2018;

•

our Current Reports on Form 8-K (File No. 001-33999) filed on February  1, 2018, March  19, 2018 (two reports), March  21, 2018, April 4, 2018, April  10, 2018, May 8, 2018, May 15, 2018, May 18, 2018, May  31, 2018, June 4, 2018, June  7, 2018, June 13, 2018 and June 20, 2018; and

•

our Form 8-A (File No. 001-33999) filed on March 19, 2008, as amended by Amendment No. 1 to the 8-A on Form 8-A/A, filed on June 22, 2018, including any amendment or report filed for the purpose of updating the description of our common stock.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01, or corresponding information furnished under Item 9.01, of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

3

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

Nicholas O’Grady

Chief Financial Officer

Northern Oil and Gas, Inc.

601 Carlson Pkwy – Suite 990

Minnetonka, Minnesota 55305

Phone: (952) 476-9800

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THE COMPANY

Northern Oil and Gas, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. We believe the location, size and concentration of our acreage position in one of North America’s leading unconventional oil-resource plays will provide drilling and development opportunities that result in significant long-term value. Our primary focus is oil exploration and production through non-operated working interests in wells drilled and completed in spacing units that include our acreage. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into more project areas by partnering with numerous experienced operating partners. In addition, because we can elect to participate on a well-by-well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual development agreements or a large operating support staff. Further, we are able to avoid exploratory costs incurred by many oil and gas producers.

Our executive offices are located at 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305, and our telephone number is (952) 476-9800. Our website address is www.northernoil.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

5

RISK FACTORS

An investment in our securities involves risk. We urge you to carefully consider the risks and other information described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended on April 27, 2018, which is incorporated herein by reference, and in other filings we make with the SEC. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this prospectus, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on our properties, our ability to acquire additional development opportunities, changes in our reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results achieved may differ materially from expected results described in these statements. You should consider carefully the statements in the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended on April 27, 2018, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Our Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

6

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See “Selling Stockholders.” All net proceeds from the sale of the shares of common stock will go to the selling stockholders. We will not receive any part of the proceeds from such sale of common stock.

7

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders included in the table below, which we refer to collectively as the selling stockholders, of up to 24,461,886 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders acquired the shares of common stock (i) substantially concurrently with the closing of the Exchange Transaction pursuant to the Subscription Agreements or (ii) with respect to TRT, in open market transactions prior to the closing of the Exchange Transaction. When we refer to a selling stockholder, we mean the entity itself, as well as its donees, pledgees, assignees, transferees, distributees and other successors in interest.

The table below has been prepared based upon information available to us or furnished to us by the selling stockholders as of June 1, 2018. The selling stockholders identified below may have sold, transferred or otherwise disposed of, some of all of their shares of common stock since the date on which the information in the following table is presented, in transactions exempt from or not subject to the registration requirements of the Securities Act. The table below details the number of shares of common stock that each selling stockholder beneficially owns (including any shares the selling stockholders have the right to acquire within 60 days), the number of shares of common stock beneficially owned by each selling stockholder that may be offered for sale from time to time by this prospectus, and the number of shares and percentage of common stock to be held by each selling stockholder assuming the sale of all of the common stock offered hereby. The selling stockholders may sell all, some or none of their shares of common stock in future offerings under this prospectus. The selling stockholders’ percentage of common stock ownership is based upon 281,605,362 shares of common stock outstanding as of June 18, 2018.

	Beneficial Ownership Prior to Offering			Beneficial Ownership After Offering**
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
TRT Holdings, Inc. (1)	61,274,808	21.8	13,836,408	47,438,400	18.4
Cresta Investments, LLC (1)	7,947,921	2.8	3,947,921	4,000,000	1.6
Cresta Greenwood, LLC (1)	1,344,223	*	1,344,223	—	—
Michael L. O’Shaughnessy Revocable Trust (2)	4,733,333	1.7	2,000,000	2,733,333	1.1
Martin E. Davis	1,333,334	*	1,333,334	—	—
Todd Slawson Trust (3)	2,538,100	*	2,000,000	538,100	*

*	Represents less than 1.0 percent.
**	Does not reflect potential sales of shares of common stock by the selling stockholders pursuant to other registration statements filed by the Company.
(1)

We have been advised by the selling stockholder that Robert B. Rowling, who also beneficially owns the shares of common stock held by TRT Holdings, Inc., Cresta Investments, LLC and Cresta Greenwood, LLC, has power to vote or dispose of the shares. Pursuant to that certain Letter Agreement, dated May 15, 2018, between TRT Holdings, Inc. and the Company, employees of TRT Holdings, Inc. (which is owned directly and indirectly by Robert B. Rowling, and which is an affiliate of Cresta Investments, LLC and Cresta Greenwood, LLC) currently hold two director positions at the Company and TRT Holdings, Inc. had the right to nominate a third director, Roy Ernest Easley, who is currently a director of the Company.

(2)	We have been advised by the selling stockholder that Michael L. O’Shaughnessy, as trustee, has power to vote or dispose of the shares.
(3)	We have been advised by the selling stockholder that Robert Todd Slawson, as president, has power to vote or dispose of the shares.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, our bylaws and the Delaware General Corporation Law (“DGCL”) relating to our capital stock. This summary is not complete. This discussion is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the applicable provisions of the DGCL. You should read the provisions of our certificate of incorporation, our bylaws and the DGCL as currently in effect for provisions that may be important to you. We have filed copies of our certificate of incorporation and bylaws with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Information We Incorporate By Reference.”

Generally

Under our certificate of incorporation, we are authorized to issue up to 450,000,000 shares of common stock, par value $0.001 per share, and up to 5,000,000 shares of preferred stock, par value $0.001 per share.

Description of Common Stock

Each share of our common stock entitles its holder to one vote per share on all matters to be voted on by our shareholders. Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our shareholders are decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and our shareholders are not entitled to cumulate their votes for the election of directors.

Our common stock is not redeemable, does not have subscription or conversion rights and does not entitle holders of our common stock to any preemptive rights to subscribe for any shares of any class or series of our capital stock, or for any obligations convertible into shares of any class or series of our capital stock, whether now or hereafter authorized.

Holders of our common stock are entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Company legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the Company’s debts and subject to the rights of the holders of shares of any series of preferred stock upon such dissolution, liquidation or winding up, the holders of the shares of our common stock will be entitled to the remaining net assets of the Company to be distributed equally on a per share basis.

Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying or deferring a change in control of the Company, including provisions that:

•	grant our board of directors discretion to create and issue preferred stock from time to time without shareholder approval;

•	provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

•

establish advance notice requirements for the shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

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As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the corporation’s outstanding voting stock which is not owned by the interested shareholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested shareholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested shareholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Our common stock is listed on the NYSE American under the symbol “NOG.” The transfer agent and registrar for our common stock is Equiniti Trust Company.

Description of Preferred Stock

Our certificate of incorporation authorizes our board of directors to create and provide for the issuance of preferred stock without the approval of our shareholders. Our board of directors is authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.

The transfer agent and registrar for a particular series of preferred stock will be set forth in an applicable prospectus supplement.

Limitation on Directors’ Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

General

The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of our common stock by a non-U.S. holder, as defined below, that acquires our common stock from a selling stockholder under this prospectus. This discussion assumes that a non-U.S. holder will hold our common stock acquired from a selling stockholder as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the “Code”) (generally, for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, broker-dealers, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements), pension plans, or U.S. expatriates and former long-term residents of the United States, (iv) investors that participated in the Exchange Transaction, (v) the special tax rules that may apply to investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction, or (vi) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.

This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.

The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our common stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY

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AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, THE TAX CONSEQUENCES OF THE TAX CUTS AND JOBS ACT AND ANY APPLICABLE TAX TREATY.

Certain U.S. Federal Income Tax Considerations

Distributions on Common Stock

If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.

A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the summary below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax, unless:

(i) the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States),

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(ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

(iii) we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) above generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder that is described in clause (ii) above generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S. source capital gain derived from the disposition, which may be offset by U.S. source capital losses during the taxable year of the disposition.

With respect to clause (iii) above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Based on the nature of our business and the assets that we own, we expect that we currently are a USRPHC. Assuming we are a USRPHC, subject to the next sentence, a non-U.S. holder generally will be taxed on gain recognized on the sale, exchange or other taxable disposition of our common stock in the same manner as if such non-U.S. holder were a United States person and/or a 15% withholding tax will apply to the gross proceeds from the sale, exchange or other taxable disposition of our common stock (including a redemption treated as a sale or exchange for U.S. federal income tax purposes or a distribution treated as a return of capital, as described under “—Distributions on Common Stock” above). However, if and so long as our common stock continues to be “regularly traded on an established securities market,” as defined by applicable Treasury regulations, the 15% withholding tax on gross proceeds will not apply and a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to such gain as a result of us being or having been a USRPHC if such non-U.S. holder held, directly or constructively (by application of certain attribution rules), at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock, 5% or less of our common stock. Our common stock is currently listed on the NYSE American and, although no assurance can be given, we expect that, for as long as our common stock continues to be so listed, the common stock will be treated as “regularly traded on an established securities market.”

Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends paid to such holder on our common stock, the tax, if any, withheld with respect to those dividends, and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to our common stock. A non-U.S. holder

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generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or any successor form of the foregoing) or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if the paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Sections 1471 through 1474 of the Code and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends such as dividends, if any, paid on our common stock (and, beginning January 1, 2019, payments of gross proceeds from the sale or other disposition of certain securities producing such U.S.-source dividends such as our common stock) made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.

FIRPTA

As discussed above under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock,” we expect that we currently are a USRPHC. Assuming we are a USRPHC, subject to the next sentence, a 15% withholding tax (“FIRPTA withholding”) could apply to the gross proceeds payable by certain selling stockholders disposing of their common stock under this prospectus. FIRPTA withholding will not apply, however, if and so long as our common stock continues to be “regularly traded on an established securities market,” as defined by applicable Treasury regulations. Our common stock is currently listed on the NYSE American and, although no assurance can be given, we expect that, for as long as our common stock continues to be so listed, the common stock will be treated as “regularly traded on an established securities market.”

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PLAN OF DISTRIBUTION

We are registering 24,461,886 shares of common stock to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders or the selling stockholders’ pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling stockholders, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•

in options transactions, including through the writing of put or call options (whether those options are listed on an options exchange or otherwise) relating to the shares of common stock offered by this prospectus, or the short sales of the offered shares of common stock; or

•	any other method permitted pursuant to applicable law.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of common stock short and redeliver the shares of common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of common stock covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of

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the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE American pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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LEGAL MATTERS

Erik J. Romslo, the Company’s General Counsel and Secretary, will pass upon the validity of the securities being offered hereby. As of June 21, 2018, Mr. Romslo beneficially owned 548,772 shares of the Company’s common stock, which represented less than 1.0% of the total outstanding common stock of the Company.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference from Northern Oil and Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our oil and gas reserves included or incorporated by reference herein were based in part upon reports prepared by Ryder Scott Company, LP, independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

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10,000,000 Shares

Northern Oil and Gas, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

BofA Securities

RBC Capital Markets

Truist Securities

Wells Fargo Securities

Capital One Securities

Piper Sandler

Raymond James

Johnson Rice & Company L.L.C.

Roth Capital Partners

Seaport Global Securities

November 17, 2021